Exhibit 99.1

Arbitron Inc. A world leader in media and marketing information servicesMichael SkarzynskiPresident & Chief Executive OfficerSean CreamerEVP, Finance & Planning, Chief Financial Officer NYSE:ARB

(c) 2009 Arbitron Inc. 2 Forward-Looking Statements Statements made in this presentation that are not historical in nature, particularly regarding expected performance in 2009 and future years, are forward-looking statements.These forward-looking statements are based on our current expectations and assumptions, and involve various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known by the company that could cause such material differences include those referenced or discussed from time to time in our filings with the SEC, including those referenced under the heading "ITEM 1A - Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2008, and elsewhere, and any subsequent periodic or current reports filed by us with the SEC.In addition, any forward-looking statements contained in this presentation represent our estimates only as of the date hereof and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

(c) 2009 Arbitron Inc. 3 NYSE: ARB Leading Media and Marketing Research Firm Established: 1949Original listing: March 2001Headquarters: Columbia, MD1,423 employeesMarket cap: $490 million (as of 09/14/09)

Company Profile

Survey Research Innovator

Worldwide Reputation

» Credibility

» Quality

» Integrity

Attractive Investment Thesis

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Core Business Measuring Network and Local-Market Radio Audiences in 300 U.S. marketsSurveying the Retail, Media and Product Patterns of Local-Market ConsumersProviding Application Software for Analyzing Media Audiences and Marketing InformationServing radio, television, cable, online radio and out-of-home media as well as advertisers and advertising agencies (c) 2009 Arbitron Inc. 5

(c) 2009 Arbitron Inc. 6 Revenue Profile Revenue Profile FY ending 12/31/2008

(c) 2009 Arbitron Inc. 7 Why Invest in Arbitron? Strong financial foundationLeading marketplace positionLeverageable platform for growth

(c) 2009 Arbitron Inc. 8 Strong Financial Foundation Strong revenue growthSolid marginsQuality returnsSolid cash flowStrong balance sheet

Leading Marketplace Position

» **"Currency"** in core radio markets

» **First mover advantage** with Portable People Meter™ electronic ratings for radio

» **Deeply integrated** into the buy-sell business systems of the radio industry

» **Long-term experience** recruiting representative samples for media research

» **Extensive patent portfolio**

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(c) 2009 Arbitron Inc. 10 Leverageable Growth Platform PPM increases the value of current radio ratings businessInvestment in PPM can extend to cross-platform and marketing researchJoint ventures and partnerships can enhance PPM capability

Leverageable Growth Platform

PPM: Alternative Media Measurement
- ARB-***TV***: out-of-home television ratings
- Place-based media audiences
- Digital out-of-home media

PPM: Cross-Platform Media Measurement
- Radio, broadcast television, cable TV
- Internet
- Wireless

PPM: Return on Investment Advertising Metrics
- What they watch/listen to
- What they buy





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(c) 2009 Arbitron Inc. 12 PPM Radio Ratings Status U.S. Market Commercialization Plan 20 top markets are "currency" 5 more scheduled for October; 8 scheduled for December 09 Remaining markets scheduled for 2010 Significant progress improving sample metrics Radio stations representing ~88 percent of ad revenue in scheduled PPM markets under long-term contract Committed to resolving favorably the open judicial, regulatory, legislative and accreditation issues

(c) 2009 Arbitron Inc. 13 PPM International Status PPM International Status * Includes the 500-household Montreal TV service which was deployed 3Q 2004

Diary Market Status

ARB Delivers Cell-Phone-Only Sampling

- 151 markets in Spring 2009
- Balance of 118 Diary markets slated for Fall 2009
- Improved younger demos, aged 18-34, representation


Su diario/Your diary
Radio
Your
Radio
Ratings
Diary

Enhanced Local Market Qualitative

Clear Channel Signs for ARB in 105 Diary Markets

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(c) 2009 Arbitron Inc. 15 Continuous Improvement Status Expanded cell-phone-only household samplingImproved Black and Hispanic representationImproved younger demo samples (Persons 18-34)Enhanced sample stratification system

(c) 2009 Arbitron Inc. 16 What We Are Seeing Arbitron Economic EnvironmentRadio ad revenue "skating along the bottom"Radio groups working balance sheets aggressivelyAd revenue growth has typically been a lagging indicator in prior economic recoveriesRadio has the potential to maintain a meaningful role as an "on- the-go" advertising medium

(c) 2009 Arbitron Inc. 17 What We Expect Arbitron Marketplace GoalsPPM as gold standard for radio ratings in the U.S.Extended period of market leadershipPPM as a preferred solution in key international marketsBroader penetration among advertisers, marketers and additional media

What We Expect

Arbitron Financial Goals

» Leveraging investment in PPM and Diary infrastructure drives margin improvement on an enhanced revenue base

» Larger, more diversified revenue base due to cross-platform and marketing research initiatives and acquisitions/joint ventures

» Flexible capital structure

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(c) 2009 Arbitron Inc. 19 Financial Metrics* * All years presented exclude results of Continental Research, which was divested in Jan '08.** 2009 Guidance as of July 21, 2009, and is not being updated as of the date of this presentation. 2003 2004 2005 2006 2007 2008 2009 EBIT 92 98 101 84 63 63 Revenue 263 286 300 319 338 369 376 EBIT Margin 0.35 0.344 0.338 0.262 0.187 0.171 $ in Millions 2003-2008 Revenue CAGR = 7.0% $391 $376 Guidance** to

(c) 2009 Arbitron Inc. 20 2003 2004 2005 2006 2007 2008 2009 EBIT 92 98 101 84 63 63 Revenue 263 286 300 319 338 369 376 EBIT Margin 0.35 0.344 0.338 0.262 0.187 0.171 Financial Metrics* $ in Millions * All years presented exclude results of Continental Research, which was divested in Jan '08.** 2009 guidance as of July 21, 2009, and is not being updated as of the date of this presentation. 2003-2008 Revenue CAGR = 7.0% $391 $1.92 $2.14 $1.68 $1.37 $1.63 $1.37 EPS: $1.40-$1.55 Guidance** Impact of PPM commercialization spending $376 to

(c) 2009 Arbitron Inc. 21 2009 Full-Year Guidance* 2009 Full-Year Guidance* * 2009 guidance as of July 21, 2009, and is not being updated as of the date of this presentation.

(c) 2009 Arbitron Inc. 22 Years Ended December 31, 2004, through 2008 (millions)(Amounts may not foot due to rounding) EBIT Reconciliation EBIT Reconciliation Arbitron's management believes earnings before interest and income taxes (EBIT) is a useful measure in evaluating Arbitron's historical results since it excludes certain items not directly related to core operating performance. EBIT is calculated by adding net interest expense and income tax expense to net income.

Arbitron Inc. A world leader in media and marketing information services NYSE:ARB